                                                                 Exhibit 23.2

                                 BEHRE DOLBEAR
                      BEHRE DOLBEAR & COMPANY (USA), INC.
                   founded 1911 MINERALS INDUSTRY CONSULTANTS

                                 March 16, 2006

Stillwater Mining Company
1321 Discovery Drive
Billings, MT 59102

Re:  Consent for Reference in Form 10-K Filing

Gentlemen:

Behre Dolbear & Company (USA), Inc. herein provides its consent for reference to our company in regards to work performed for Stillwater Mining Company in Stillwater Mining Company's filing of its Form 10K with the U.S. Securities and Exchange Commission. Please contract us if you require further assistance.

Sincerely,
BEHRE DOLBEAR & COMPANY (USA), INC.

/s/ Donald K. Cooper

Donald K. Cooper
President











100 Park Avenue - Suite 1600, New York, NY 10017   212-684-4150 fax 212-684-4438
  BEIJING DENVER GUADALAJARA HONG KONG LONDON NEW YORK SANTIAGO SYDNEY TORONTO
                                   VANCOUVER
                                www.dolbear.com